CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Security & Surveillance Technology, Inc.

We consent to the incorporation by reference in Registration Statement on File No. 333-140780 (Form S-8), of our report dated March 21, 2007, relating to the 2006 and 2005 consolidated financial statements of China Security & Surveillance Technology, Inc, and subsidiaries, which appears on page F-2 in the December 31, 2006 annual report on Form 10-K.

/s/ GHP Horwath, P.C.
GHP Horwath, P.C.
Denver, Colorado
March 21, 2007